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                           Law Offices

              Stradley, Ronon, Stevens & Young, LLP
                    2600 One Commerce Square
              Philadelphia, Pennsylvania 19103-7098
                         (215) 564-8000


                        October 27, 2000

VIA EDGAR
U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

          Re:  Babson Growth Fund, Inc.
               Babson Enterprise Fund, Inc.
               Babson Enterprise Fund II, Inc.
               Babson Value Fund, Inc.
               Shadow Stock Fund, Inc.
               Babson-Stewart Ivory International Fund, Inc.
               Babson Bond Trust (multi-series)
               Babson Money Market Fund, Inc.
               Babson Tax-Free Income Fund, Inc.

Dear Sir or Madam:

     We are counsel to the above-referenced registrants. The registrants propose to update the information contained in their joint Registration Statement on Form N-1A by filing a post-effective amendment thereto pursuant to paragraph (b) of Rule 485 promulgated under the Securities Act of 1933. As counsel, we have reviewed the proposed form of the post-effective amendment, and in our judgment, the post-effective amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485. We consent to the transmission of this letter to the Commission with the post-effective amendment filing.
                                   Sincerely yours,


                                   Michael P. O'Hare
                                   Michael P. O'Hare

MPO:djd

cc:  Guy Cooke
     Martin Cramer
     Mark H. Plafker, Esquire
371864